EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated October 16, 2012, with respect to the financial statement of Advisors Disciplined Trust 911, comprising Global Gold Income Portfolio, Series 2012-4Q - An SMC Portfolio, contained in Amendment
No. 1 to the Registration Statement on Form S-6 (File No. 333-182148) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
October 16, 2012